Exhibit 3.1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “CAESARS ACQUISITION COMPANY”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 2013, AT 7:37 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 0240114 DATE: 02-25-13

CERTIFICATE OF INCORPORATION

OF

CAESARS ACQUISITION COMPANY

FIRST: The name of this corporation shall be Caesars Acquisition Company.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and its registered agent at such address is Corporation Service Company.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is 1,000, $.001 par value per share. All such shares are of one class and are shares of Common Stock.

FIFTH: The name and mailing address of the incorporator are as follows:

Name	Mailing Address

Payom M. Pirahesh	c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Ave. of the Americas
New York, New York 10019

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws.

SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this Certificate of Incorporation as of this 25th day of February 2013.

/s/ Payom M. Pirahesh
Payom M. Pirahesh, Incorporator